                                                                   EXHIBIT 23(e)


                                    CONSENT


         We consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated April 25, 1995, set forth as Appendix C to the Proxy Statement/Prospectus and to the summarization thereof in the Proxy Statement/Prospectus under the caption "the Merger." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                         /s/ The Robinson-Humphrey Company, Inc.
                                         ---------------------------------------
                                         THE ROBINSON-HUMPHREY COMPANY, INC.



Atlanta, Georgia
August 25, 1995